UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

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Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

The Board of Directors of Power Integrations, Inc. (the “Company”) is appointing Nancy Erba as the Company’s Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer, effective upon Ms. Erba’s commencement of employment with the Company that is currently scheduled for January 5, 2026. In this position, Ms. Erba will serve as the principal financial officer and principal accounting officer of the Company as each such term is used for purposes of the rules and regulations of the Securities and Exchange Commission.

Ms. Erba, 59, previously served as Chief Financial Officer of Infinera Corporation from August 2019 to February 2025. Prior to joining Infinera Corporation, from September 2016 to March 2019, Ms. Erba served as Chief Financial Officer of Immersion Corporation, a leader in touch feedback technology. From February 2015 to October 2015, Ms. Erba was Vice President, Financial Planning and Analysis of Seagate Technology plc, a data storage company. Prior executive roles at Seagate Technology include Division CFO and Vice President of Finance for Strategic Growth Initiatives from 2013 to 2015; Vice President, Business Operations and Planning from 2009 to 2013; Division CFO and Vice President of Finance of the Consumer Solutions Division from 2008 to 2009 and Vice President, Corporate Development from 2006 to 2008. Ms. Erba has served on the board of directors of PDF Solutions, Inc., a software and engineering services company, since June 2019. Ms. Erba holds an M.B.A. from Baylor University and a B.A. in mathematics from Smith College.

There are no arrangements or understandings between Ms. Erba and any other persons in connection with Ms. Erba’s appointment as the Chief Financial Officer and Principal Accounting Officer. Ms. Erba does not have any family relationships with any directors or officers of the Company. Ms. Erba is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement and Executive Officer Benefits Agreement with Ms. Erba

In connection with the appointment of Ms. Erba as the Company’s Chief Financial Officer and Principal Accounting Officer, on November 14, 2025, Ms. Erba entered into each of an employment agreement (the “Employment Agreement”) and an executive officer benefits agreement (the “EOBA,” and together with the Employment Agreement, the “Erba Employment Agreements”), in each case, to be effective upon Ms. Erba’s commencement of employment with the Company. The Erba Employment Agreements provide Ms. Erba with the following compensation and other benefits:

Employment Agreement

●	Base Salary – Ms. Erba will have an annual base salary of $500,000, less applicable withholdings, which shall be payable in accordance with the Company’s normal payroll practices.
●	Annual Equity Awards – Ms. Erba will be eligible to receive the following equity awards, each of which will be subject to the Company’s Amended and Restated 2016 Incentive Award Plan or the 2025 Inducement Award Plan and the applicable grant agreement:
o	an annual performance incentive award for 2026 in the form of performance stock units (“PSUs”) in a value pro-rated from a full year value of $425,000 for the portion of the 2026 calendar year in which she is employed by the Company (“Target PSUs”). The PSUs will be subject to the terms and conditions of the Company’s 2026 PSU Plan providing for PSU vesting based on achievement of performance conditions for the 2026 calendar year, and the actual number of PSUs that will vest can vary from 0 to 200% of the Target PSUs.
o	a restricted stock units (“RSUs”) award in the value of $3,000,000. The RSUs will vest over four years from the date that Ms. Erba commences employment with the Company, with 25% of the RSUs vesting on the first anniversary of Ms. Erba’s start date, and with an additional 25% of the RSUs vesting on each subsequent anniversary of Ms. Erba’s start date, until the RSUs are fully vested after four years, subject in each case to Ms. Erba’s continued full-time service through the applicable vesting date.
o	a long-term restricted performance stock units (“PRSUs”) award in the value of $2,000,000 (“Target PRSUs”). The PRSUs will be subject to the terms and conditions of the Company’s 2026 PRSU Plan providing for PRSU vesting based on achievement of performance conditions over the three-year period starting on January 1, 2026, and the actual number of PRSUs that will vest can vary from 0 to 200% of the Target PRSUs.

Executive Officer Benefits Agreement

●	Ms. Erba will be entitled to receive certain benefits under the terms of the EOBA, which will take effect upon her commencement of employment with the Company. Outside of the change of control context, in the event Ms. Erba is terminated without “cause” or resigns for “good reason” her severance benefits include (1) a cash payment equal to one year of her annual base salary then in effect, (2) a cash payment equal to the prorated portion of her then outstanding annual performance award of PSUs measured as of the date of termination at the lesser of (a) the applicable target (i.e. 100%) performance level in effect as of the date of the termination and (b) the actual performance level in effect as of the date of the termination, and (3) a cash payment equal to 100% of the value of her then outstanding annual performance award of PSUs at the applicable target (i.e. 100%) performance level in effect as of the date of termination. Ms. Erba would also be entitled to the Company’s payment of COBRA premiums for up to 12 months following such cessation of employment subject to certain limitations. In the event Ms. Erba is terminated without “cause” or resigns for “good reason” within three months prior to or 12 months following a change of control, her severance benefits include (1) a cash payment equal to one year of her annual base salary then in effect, (2) a cash payment equal to the prorated portion of her then outstanding annual performance award of PSUs measured as of the date of termination at the applicable target (i.e. 100%) performance level in effect as of the date of termination, (3) a cash payment equal to 100% of the value of her then outstanding annual performance award of PSUs at the applicable target (i.e. 100%) performance level in effect as of the date of termination, (4) fully accelerated vesting for then outstanding RSUs, and (5) accelerated vesting of a pro-rated portion of any then outstanding PRSUs at the applicable target (i.e. 100%) performance level (pro-rated based upon the number of days of her employment during the applicable performance period for such awards). Ms. Erba would also be entitled to the Company’s payment of COBRA premiums for up to 12 months following such cessation of employment subject to certain limitations. Ms. Erba will also be entitled to retirement benefits once she has served the Company for 10 years subject to certain conditions on a termination that does not trigger the severance benefits described above. These retirement benefits include a cash payment equal to the prorated portion of any outstanding PSUs under the annual performance award, based upon the number of days of her employment during the applicable performance period for such awards, at such performance level as is determined by the Board or its Talent and Compensation Committee. In the event of Ms. Erba’s death or permanent disability during employment, Ms. Erba or her legal representative will receive (1) a cash payment equal to the prorated portion of her then outstanding annual performance award of PSUs measured as of the date of termination at the applicable target (i.e. 100%) performance level in effect as of the date of termination, (2) fully accelerated vesting for then outstanding RSUs, and (3) continued vesting of outstanding PRSUs, subject to satisfaction of the specified vesting criteria other than continued employment. The term “change of control” is defined as an acquisition by any person of beneficial ownership of 50% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s then-outstanding securities, certain mergers or other business combinations involving the Company, the sale of more than 50% of the Company’s consolidated assets, dissolution or liquidation of the Company, or a change in the majority of the incumbent members of the Board within a two-year period (except changes in the Board composition approved by a majority of incumbent directors). “Cause” includes, among other acts, a material act of theft, dishonesty, fraud, falsification of records, improper disclosure of confidential information, a material violation of material written company policy, an action intentionally causing or expected to cause harm to the reputation and standing of the Company, gross negligence or willful misconduct in the performance of assigned duties, or conviction of a crime involving moral turpitude or a felony. “Good reason” includes any of the following without Ms. Erba’s approval: a material decrease in base salary or target opportunity for Ms. Erba’s annual performance award (other than a general decrease that affects a majority of the Company’s then senior executives in substantially the same proportions), a demotion or material reduction in position or responsibility or duties, relocation of Ms. Erba’s work place to a location increasing her commute time by more than 30 minutes as compared to her commute time to her current work place or a material adverse change in working conditions or established working hours which persist for a period of six months or any material breach of the EOBA by the Company. All payments and distributions described in this paragraph are subject to reduction for applicable withholding. In the event that any payments and benefits to be paid or provided to Ms. Erba would constitute “parachute payments” under Section 280G of the Code, they will be subject to reduction to the extent that Ms. Erba would be better off on an after-tax basis after such reduction.

Transition of Interim Chief Financial Officer and Principal Accounting Officer

Upon Ms. Erba’s commencement of employment with the Company, Robert Eric Verity will resign from his position as the Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company. Mr. Verity will reassume his position as the Company’s Senior Director of Finance. Mr. Verity’s transition to this role is not the result of any disagreement with the Company related to its operations, policies, or practices.

2025 Inducement Award Plan

On November 14, 2025, the Talent and Compensation Committee of the Board adopted the 2025 Inducement Award Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 350,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of RSUs, PSUs, and PRSUs.

In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals who were not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

The above descriptions of the Erba Employment Agreements and the Inducement Plan do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of each of the Erba Employment Agreements and the Inducement Plan to be filed as exhibits to the Company’s next annual report on Form 10-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Power Integrations, Inc., dated November 18, 2025
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated:	November 18, 2025	By:	/s/ JENNIFER LLOYD
Jennifer Lloyd
President and Chief Executive Officer

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